UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 28, 2012

(Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio	45014-5141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 870-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 7.01 Regulation FD Disclosure

On April 30, 2012, Cincinnati Financial Corporation issued the attached news release “Cincinnati Financial Corporation Holds Shareholders' and Directors' Meetings.” The news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Final voting results on matters properly brought before the annual meeting of shareholders are set forth below:

Total Outstanding Shares as of Record Date:	162,326,568	Shares Voted at Meeting:	138,395,580

Proposal 1—Election of Directors

	For	Withhold	Broker Non-Votes
William F. Bahl	116,817,766	3,616,281	17,961,533
Steven J. Johnston	118,945,729	1,488,318	17,961,533
Kenneth C. Lichtendahl	116,835,469	3,598,578	17,961,533
W. Rodney McMullen	119,468,587	965,460	17,961,533
Gretchen W. Price	119,370,920	1,063,127	17,961,533
John J. Schiff, Jr.	108,505,502	11,928,545	17,961,533
Thomas R. Schiff	105,003,260	15,430,787	17,961,533
Kenneth W. Stecher	108,738,500	11,695,547	17,961,533
John F. Steele, Jr.	111,474,760	8,959,287	17,961,533
E. Anthony Woods	116,961,642	3,472,405	17,961,533

Proposal 2—Ratify Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2012

For	Against	Abstain	Broker Non-Votes
135,627,346	2,625,904	142,330	-0-

Proposal 3 —Nonbinding Vote to Approve Compensation for Named Executive Officers

For	Against	Abstain	Broker Non-Votes
118,208,170	1,329,890	895,987	17,961,533

Proposal 4 —Adoption of the Cincinnati Financial Corporation 2012 Stock Compensation Plan

For	Against	Abstain	Broker Non-Votes
114,463,101	5,237,794	733,152	17,961,533

This report should not be deemed an admission as to the materiality of any information contained in the news release.

The information furnished in Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1– News release dated April 30, 2012, titled “Cincinnati Financial Corporation Holds Shareholders' and Directors' Meetings”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: May 3, 2012	/s/ Michael J. Sewell
Michael J. Sewell
Chief Financial Officer, Senior Vice President and Treasurer